                         SEVERANCE AGREEMENT AND RELEASE

          This Severance Agreement and Release (the "Agreement") is made effective as of November 21, 1996, by and between Michael K. Lorelli, ("Executive") on the one hand, and MobileMedia Corporation, a Delaware corporation ("Holdings"), and MobileMedia Communications, Inc, a Delaware corporation ("Communications" and collectively with Holdings, the "Companies") on the other hand.

                                    RECITALS

          WHEREAS, Executive and the Companies are parties to an employment contract dated as of July 22, 1996 (the "Contract") providing for the employment of the Executive as the Chief Executive Officer and Director of the Companies and similar positions at affiliates of the Companies, all as set forth in Appendix A (collectively, the "Positions") (such other employers, collectively the "Affiliates");

          WHEREAS, Executive's employment was previously terminated pursuant to
Section 5(a) of the Contract; and

          WHEREAS, the Executive has agreed to execute a release of claims relating to his termination of employment and to provide certain services on the terms and conditions set forth herein and to confirm that certain obligations of the Executive and the Companies under the Contract are continuing;

                                    AGREEMENT

          NOW, THEREFORE, the parties hereby agree as follows:

     1.   RESIGNATION.

          The Companies and the Executive confirm that Executive's termination of employment pursuant to Section 5(a) of the Contract and his resignation from the Positions including, without limitation, his positions as Chief Executive Officer and Director of the Companies, became effective as of November 20, 1996 (the "Resignation Date"). Executive confirms that, except as provided under Sections 3 and 5 hereof, all obligations of the Companies pursuant to the Contract have been satisfied.

     2.   PAYMENT TO EXECUTIVE FOR RELEASE AND CONTINUING COOPERATION.

          No later than November 21, 1996, Communications shall pay or cause to be paid to the Executive $75,000 in consideration for the release of claims set forth in Section 6 of this Agreement and Executive's obligation to provide continued cooperation set forth in Section 4(b) of this Agreement. Executive acknowledges the prior payment of this consideration in full. Communications shall also reimburse Executive for his reasonable legal fees in connection with negotiation of this Agreement up to $2,500.

     3.   CONTINUING COVENANTS OF THE COMPANIES PURSUANT TO THE CONTRACT.

               (a) Communications shall make or cause to be made such payments as are necessary to continue in effect, until the first anniversary of the Resignation Date, or such earlier date as the Executive begins employment with another employer, the Life and Long-Term Disability Insurance described in Section 4(c) of the Contract.

               (b) Communications shall make or cause to be made all COBRA benefit payments on behalf of the Executive and his dependents until the first anniversary of the Resignation Date, or such earlier date as the Executive begins employment with another employer, in full satisfaction of its obligations under Section 5(a)(iii) of the Contract.

               (c) The Companies shall continue their indemnification obligation as set forth in Section 2(e) of the Contract.

               (d) Executive shall retain his vested "Service Options" (all of which became vested and exercisable on November 20, 1996 for a period of 10 years from August 30, 1996) as provided in Section 5(a)(i) of the Contract.

     4.   CONTINUING COVENANTS OF THE EXECUTIVE.

               (a) Executive shall comply fully with the provisions of Sections 6 and 7 of the Contract, which provisions shall remain in full force and effect.

               (b) Executive shall cooperate fully with the Companies in any litigation, investigation or other governmental proceeding (collectively "Proceeding") to which any of the Companies or any affiliate is a party or may become involved. Company shall pay Executive's reasonable out-of-pocket expenses in connection therewith. All such assistance shall be provided at mutually convenient times which are reasonable, consistent with the nature of the proceeding and such assistance shall be consistent with his knowledge and responsibilities as a former holder of the Positions. Unless otherwise compelled by process of law, Executive shall not be required to provide more than 50 hours of total services hereunder in connection with Proceedings to which he is not a party.

     5.   PROVISIONS OF EMPLOYMENT CONTRACT TO CONTINUE

          Regardless of whether this Agreement remains in effect, Sections 2(e), 6, 7, 8, 9 and 10 of the Contract shall remain in full force and effect.

     6.   RELEASE

               (a) In consideration for the payments set forth in this Agreement, Executive hereby releases and forever discharges the "Releasees" hereunder, consisting of each of the Companies and, as the case may be, each and every one of their associates, owners, stockholders, affiliates, divisions, direct or indirect subsidiaries, predecessors, successors, heirs, assigns, agents, directors, officers, partners, employees, insurers, representatives, lawyers, employee welfare benefit plans and pension or deferred compensation plans under Section 401 of the Internal Revenue Code of 1986, as amended, and their trustees, administrators and other fiduciaries, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, known or unknown, fixed or contingent (hereinafter called "Claims"), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing from the beginning of time to the date hereof arising out of, based upon, or relating to the hire, employment, remuneration or termination of Executive by the Releasees, or any of them, including any Claims under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act, as amended; the Civil
     Rights Acts of 1991 and 1866, as amended; the Equal Pay Act, as amended; the Fair Labor Standards Act, as amended; the Consolidated Omnibus Budget Reconciliation Act; the Employee Retirement Income Security Act of 1974, as amended; the Fair Labor Standards Act; the New Jersey Law Against Discrimination; the New Jersey Conscientious Employee Protection
     Act; the Connecticut Fair Employment Practices Act and/or any other local, state or federal law governing discrimination in employment and/or the payment of wages or benefits.

               (b) Notwithstanding any other provision of this Agreement, the foregoing release shall not cover any claims which Executive may have to enforce his rights under this Agreement including without limitation those provided under Sections 3, 5, and this 6(b). If any part of the consideration paid to Executive under this Agreement or the Contract is avoided or required to be disgorged or turned over to any party and the Executive repays such consideration to the Company, the Executive shall be free to assert his rights under the Contract to such amount of the consideration.

               (c) In accordance with the Older Workers Benefit Protection Act of 1990, Executive is aware of the following:

                    (1) Executive has the right to consult with an attorney before signing this Agreement;

                    (2) Executive has 21 days from November 25, 1996 to consider this Agreement; and

                    (3) Executive has seven days after signing this Agreement to revoke this Agreement, and this Agreement will not be effective until that revocation period has expired.

               (d) Except as permitted by Section 6(b), Executive represents and warrants:

                    (1) that he has not caused or permitted to be filed, nor will he cause or permit to be filed on his behalf, any charge, complaint or action before any federal, state or local administrative agency or court against any of the Releasees by reason of actions taken prior to the date hereof within the scope of the matters released and that no other charge, complaint or action exists, and

                    (2) that there has been no assignment or other transfer of any interest in any Claim which he may have against the Releasees, or any of them,

     and Executive agrees to indemnify and hold the Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys' fees incurred by the Releasees, or any of them, as a result of Executive asserting, or any assignee or transferee successfully asserting, any such charge, complaint, action, assignment or transfer in violation of Sections 6(d), or 6(d)(2), respectively..

               (e) Executive agrees that, except for claims in a bankruptcy proceeding related to any proceeding described in the second sentence of
     Section 6(b), if he hereafter commences, joins in, or in any manner seeks relief through any suit for any matter released hereunder, or in any manner asserts against the Releasees, or any of them, any of the Claims released hereunder, then Executive shall pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys' fees incurred by the Releasees in defending or otherwise responding to said suit or Claim.

     7.   CONSTRUCTION OF AGREEMENT

          This Agreement shall be construed as a whole in accordance with its fair meaning and in accordance with the laws of the state of New Jersey. The language of this Agreement shall not be construed for or against any particular party. The headings used herein are for reference only and shall not affect the construction of this Settlement Agreement and Release.

     8.   AMENDMENT TO AGREEMENT

          Any amendment to this Agreement must be in a writing signed by a duly authorized representatives of the parties hereto and stating the intent of the parties to amend this Agreement.


                                   * * * * *


     The parties have both read and fully considered this Agreement, consisting of seven pages including eight numbered sections and Exhibit A, and are mutually desirous of entering into such Agreement. Having elected to execute this Agreement, to fulfill the promises set forth herein, and to receive thereby the consideration set forth herein, Executive freely and knowingly, and after due consideration, enters into this Agreement.

THE EXECUTIVE HAS AT LEAST 21 DAYS FROM THE DATE SET FORTH IN SECTION 6(c)(2) ABOVE TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT, AND TO CONSULT WITH AN ATTORNEY. THE EXECUTIVE HAS SEVEN DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT TO REVOKE IT. REVOCATION MUST BE ORALLY COMMUNICATED BY THE EXECUTIVE, WITH A WRITTEN CONFIRMATION POST MARKED WITHIN SUCH SEVEN DAY PERIOD, TO VICE PRESIDENT AND GENERAL COUNSEL, MOBILEMEDIA COMMUNICATION, INC., 65 CHALLENGER ROAD, RIDGEFIELD PARK, NJ 07660, (201) 393-4689.

     THEREFORE, the parties to this Agreement now voluntarily and knowingly execute this Agreement on this 25 day of November, 1996.

                                    /s/ Michael K. Lorelli
                                 ---------------------------------
                                        Michael K. Lorelli


MobileMedia Communications, Inc.

By:  /s/ David A. Bayer
   --------------------------------------

Title: Chairman and Acting Chief Executive Officer
       -------------------------------------------

MobileMedia Corporation

By:  /s/ David A. Bayer
    -------------------------------------

Title: Chairman and Acting Chief Executive Officer
       -------------------------------------------

                          EXHIBIT A

          CORPORATION                         POSITION

 MobileMedia Corporation                Director and Chief Executive
                                        Officer

 MobileMedia Communications, Inc.       Director and Chief Executive
                                        Officer

 MobileMedia Communications,            Director and Chief Executive
 Inc. (California)                      Officer

 MobileMedia PCS, Inc.                  Director and Chief Executive
                                        Officer

 MobileMedia Paging, Inc.               Director and Chief Executive
                                        Officer

 FWS Radio, Inc.                        Director and Chief Executive
                                        Officer

 Locate Manager, Inc.                   Director

 MobileMedia DP Properties,             Director, Chief Executive
 Inc.                                   Officer and President

 Dial Page Southeast, Inc.              Director and Chief Executive
                                        Officer

 Radio Call Company of                  Director and Chief Executive
 Virginia, Inc.                         Officer

 Mobile Communications                  Director and Chief Executive
 Corporation of America                 Officer

 MobileComm Nationwide                  Director and Chief Executive
 Operations, Inc.                       Officer

 MobileComm of Florida, Inc.            Director and Chief Executive
                                        Officer

 MobileComm of Tennessee, Inc.          Director and Chief Executive
                                        Officer

 MobileComm of the Northeast,           Director and Chief Executive
 Inc.                                   Officer

 MobileComm of the Southeast,           Director and Chief Executive
 Inc.                                   Officer

 MobileComm of the Southeast            Director and Chief Executive
 Private Carrier Operations,            Officer
 Inc.

 MobileComm of the Southwest,           Director and Chief Executive
 Inc.                                   Officer

 MobileComm of the West, Inc.           Director and Chief Executive
                                        Officer

 MobileComm of the Midsouth,            Director and Chief Executive
 Inc.                                   Officer

 MobileComm Holdings G.P.               Director and Chief Executive
 Corporation                            Officer

 MobileComm Wireless Holdings,          Director and Chief Executive
 L.P.                                   Officer

 MobileComm Holdings L.P.               Director and Chief Executive
 Corporation                            Officer

 MobileComm Wireless G.P.               Director and Chief Executive
 Corporation                            Officer

 MobileComm Wireless                    Director and Chief Executive
 Pennsylvania, L.L.C                    Officer

 MobileComm Wireless South,             Director and Chief Executive
 L.P.                                   Officer